                                                                    Exhibit 10.1

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                                  BY AND AMONG

                      CARING PRODUCTS INTERNATIONAL, INC.,

                         USDR GLOBAL AEROSPACE, LTD. AND

                 THE SHAREHOLDERS OF USDR GLOBAL AEROSPACE, LTD.





                            Dated as of May 15, 2002

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

         AGREEMENT (the "Agreement"), dated as of May 15, 2002, by and among Caring Products International, Inc., a corporation existing under the laws of Delaware (the "CPI"), USDR Global Aerospace, Ltd., a corporation existing under the laws of Delaware (the "Company"), and the shareholders of the Company, all of whose names are listed on the signature pages hereof (collectively the "Shareholders").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Shareholders own of record and beneficially an aggregate of 5,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Company Common Stock"), which Shares constitute all of the issued and outstanding shares of all classes of capital stock of the Company; and

         WHEREAS, the Company owns or will own prior to the consummation of the transactions contemplated hereunder certain intellectual property relating to a proprietary cockpit security door and the Company intends to exploit such intellectual property by engaging in the manufacture and sale of such door (the "Business"); and

         WHEREAS, CPI, a reporting company under the Exchange Act with shares quoted on the OTC Electronic Bulletin Board, has conducted no business since June 1999 (other than that associated with the transaction described herein and with seeking other potential business opportunities); and

         WHEREAS, the parties to this Agreement intend to reorganize both CPI and the Company as provided under Section 368(a)(1)(B) of the Code by an exchange of shares of voting common stock pursuant to the following plan (the "Plan"):

         PLAN OF REORGANIZATION. It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the reorganization contemplated hereby shall qualify as a tax free reorganization under the Code. Accordingly, it is the intention of the parties hereto that, as a result of this Agreement, the transactions contemplated hereby shall be accomplished solely in exchange for the voting common stock of each of CPI and the Company and that no gain or loss shall be recognized by the Shareholders or by CPI who are each transferring or issuing their shares of common stock solely in exchange for receiving the common stock of the other; and

         WHEREAS, pursuant to the Plan, the Shareholders are desirous of exchanging the Shares for shares of CPI's voting common stock, par value $.001 per share (the "CPI Common Stock), on the basis of 4 shares of CPI Common Stock for each share of Company Common Stock (the ratio of 4 shares of CPI Common Stock for each share of Company Common Stock is hereinafter referred to as the "Exchange Ratio"). The aggregate shares of CPI Common Stock to be issued to the Shareholders is hereinafter collectively referred to as the "Exchange Shares"; and

         WHEREAS, certain terms used in this Agreement are defined in Section 10.1.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I
                               EXCHANGE OF SHARES

         1.1 Exchange of Shares.
             ------------------

         At the Closing, each of the Shareholders shall transfer, convey and deliver to CPI good and marketable title to that portion of the Shares to be exchanged by such Shareholder as set forth opposite such Shareholder's name on Annex A hereto, free and clear of all liens, claims, debts, obligations or other
-----
encumbrances, except such restrictions as are imposed by Federal and state securities laws; and CPI shall transfer, convey and deliver to each Shareholder good and marketable title to such Shareholder's proportionate share of the Exchange Shares, free and clear of all liens, claims debts, obligations or other encumbrances, except such restrictions as are imposed by Federal or state securities laws. The exchange of voting shares as herein provided shall be the sole consideration for the acquisition of the Shares.

         1.2 Restrictions on Transfer. Neither the Exchange Shares nor the
             ------------------------
Shares to be exchanged as provided in Section 1.1 are being registered under the Securities Act and are to be exchanged hereunder pursuant to an exemption that requires that the further transfer of such shares be restricted under the Securities Act. Each of CPI and the Shareholders agree to deliver to the other at or before the Closing an investment letter acknowledging the foregoing and agreeing to comply with the requirements of such exemption. In order to further evidence such restriction on transferability, each recipient of shares pursuant to this Agreement hereby agrees to the imposition of a customary restrictive legend on the face or back of each certificate representing the shares to be exchanged.

         1.3 Delivery of Shares. Subject to the terms and conditions hereof, at
             ------------------
the Closing (a) the Shareholders shall transfer to CPI the Shares by delivering the stock certificates evidencing the Shares, accompanied by duly endorsed stock powers, with signatures medallion guaranteed, in form and substance satisfactory to CPI, permitting the transfer of the Shares to CPI; and (b) CPI shall deliver to each Shareholder a stock certificate(s) registered in the name of such Shareholder representing his, her or its share of the Exchange Shares as set forth on Annex A hereto
         -------

         1.4 Supplemental Action. If at any time after the Closing, CPI or the
             -------------------
Shareholders shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article I, CPI or the Shareholders, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article I.

                                   ARTICLE II
                              CLOSING; CLOSING DATE

         Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the exchange of the Shares for the Exchange

Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the offices of Brown Rudnick Berlack Israels LLP, 120 West 45/th/ Street, New York, NY 10036 (or at such other place as the parties may designate in writing) at 9:00 a.m. on such date as the Shareholders and CPI shall mutually agree, but in no event later than May 17, 2002. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company hereby represents and warrants to CPI that:

             3.1 Organization and Good Standing.
                 ------------------------------

             The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a Material Adverse Effect.

             3.2 Authorization of Agreement.
                 --------------------------

             The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (such other agreements, documents, instruments and certificates are hereinafter collectively referred to as the "Company Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

             3.3 Capitalization.

             (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, of which only the Shares are issued and outstanding. All of the Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable.

             (b) There is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. The Company is not a party to any voting trust or other voting agreement with respect to any of the Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

             3.4 Subsidiaries.
                 ------------

                 The Company does not, directly or indirectly, own any shares of stock or other equity interest (including any form of profit participation) in, has not made any investment in, and does not control or have any proprietary interest in, any corporation, partnership, joint venture or other business association or entity and has no agreement or obligation to acquire any such stock or interest.

             3.5 Corporate Records.
                 -----------------

             (a) The Company has delivered to CPI true, correct and complete copies of the certificate of incorporation and by-laws or comparable organizational documents of the Company.

             (b) The minute books of the Company previously made available to CPI contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company. The stock certificate books and stock transfer ledgers of the Company previously made available to CPI are true, correct and complete.

             3.6 Conflicts; Consents of Third Parties.
                 ------------------------------------

             (a) None of the execution and delivery of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby, or compliance by the Company with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of the Company;
(ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which any of its properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Company except, in case of clauses (ii), (iii) and
(iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

             (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Company Documents, or the compliance by the Company with any of the provisions hereof or thereof.

             3.7 Financial Statements; Financial Matters.
                 ---------------------------------------

             (a) Annexed hereto as Schedule 3.7 (a) is the unaudited balance
                                   ----------------
sheet of the Company as at May 9, 2002. Such unaudited balance sheet is sometimes referred to herein as the "Company Balance Sheet" and May 9, 2002, is sometimes referred to herein as the "Company Balance Sheet Date".

             (b) Following the Closing, the Company will furnish to CPI such audited and unaudited financial statements of the Company and its Subsidiaries as shall be required to permit CPI to comply in a timely manner with its obligations as a reporting issuer under the Exchange Act, including, without limitation, such financial statements (excluding pro forma combined financial statements with CPI) that must be included in the Current Report on Form 8-K required to be filed by CPI following the Closing under applicable SEC rules and regulations (collectively, the "Required Company Financials").

             (c) The Company Balance Sheet is (i) in accordance with the books and records of the Company, (ii) complete and correct in all material respects,
(iii) prepared in accordance with GAAP (subject to normal year-end adjustments) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and
(iv) present fairly the consolidated financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated.

             3.8 No Undisclosed Liabilities.
                 --------------------------

             The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Company Balance Sheet in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Company Balance Sheet except for indebtedness, obligations and liabilities incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date and which in the aggregate do not exceed $10,000 as of the date hereof and will not exceed $10,000 as of the Closing Date.

             3.9 Absence of Certain Developments.
                 -------------------------------

             Since the Company Balance Sheet Date:

                 (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

                 (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $10,000 for any single loss or $10,000 for all such losses;

                 (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

                 (iv) the Company has not, and never has since its inception, had any employees;

                 (v) there has not been any change by the Company in accounting or tax reporting principles, methods or policies;

                 (vi) the Company has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

                 (vii) the Company has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

                 (viii) the Company has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Shareholder or any Affiliate of any Shareholder;

                 (ix) the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                 (x) the Company has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

                 (xi) the Company has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

                 (xii) the Company has not made or committed to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $10,000 in the aggregate;

                 (xiii) the Company has not instituted or settled any material Legal Proceeding; and

                 (xiv) the Company has not agreed to do anything set forth in this Section 3.9.

             3.10 Taxes.
                  -----

             (a) (i) The company has not filed, and has not been required to file, any Tax Returns since its incorporation; (ii) adequate reserves or accruals for Taxes have been provided with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) the Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

             (b) There are no liens as a result of any unpaid Taxes upon any of the assets of the Company.

             3.11 Real Property.
                  -------------

                  The Company does not own in fee any real property or interests in real property and does not possess any leasehold interest in any real property.

                  3.12  Tangible Personal Property.
                        --------------------------

                        The Company does not possess any leasehold interest in any personal property.

                  3.13  Intellectual Property.
                        ---------------------

                   "Intellectual Property" shall mean all rights in, arising out of, or associated with any or all of the following: (i) all United States and foreign patents and applications and all issues, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets (whether currently existing or in development), proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; and (iv) all computer software, development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing throughout the world.

                   Company Intellectual Property" shall mean the Intellectual Property that will be owned by or exclusively licensed to (any such license to be perpetual and provide for a royalty of 3.5% of sales until the Company has paid a total of $15,000,000 in royalties and 1% of sales thereafter until the patent rights acquired by the Company prior to the Closing Date have expired) the Company on or prior to the Closing that will be necessary to the operation of the Company, including the design, manufacture, sale and use of the products or performance of the services of the Company, as is reasonably anticipated to be operated in the future, including, without limitation, pursuant to the Lufthansa MOU.

                   (a) Schedule 3.13 (a) annexed hereto sets forth all of the
                       -------------
United States and foreign patents, patent applications (including provisional applications) to be acquired and owned by the Company on or prior to the Closing, all of the foregoing, the "Registered Intellectual Property."

                   (b) There are no proceedings or actions before any court, tribunal (including the United States Patent Office ("PTO") or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property.

                   (c) The Company, or to the Company's knowledge, its predecessor in interest, has not committed any fraudulent act in connection with the application for any patent applied for by the Company's predecessor in interest and to be acquired by the Company prior to the Closing.

                   (d) No person or entity will have any rights to use any of the Company Intellectual Property following the Closing; and the Company has not granted, and will not grant prior to the Closing, to any person or entity, nor authorized any person or entity to retain, any rights in the Company Intellectual Property.

                  (e) On the Closing Date, the Company will own and have good, valid and exclusive title to, and have the unrestricted right to license and use (subject to restrictions on assignment and licensing without the consent of Aerospace, not to be unreasonably withheld or delayed), each item of the Company Intellectual Property, including all Registered Intellectual Property set forth on Schedule 3.13 (a), free and clear of any Lien.

                  (f) To the Company's knowledge, the operation of the Business of the Company, as such Business is reasonably contemplated to be conducted, including the Company design, development, manufacture, marketing and sale of the products or services of the Company will not infringe or misappropriate the Intellectual Property of any other person or entity.

                  (g) The Company has not received, and to the knowledge of the Company its predecessor in interest with respect to the Company Intellectual Property has not received, any written notice from any person or entity that the design, development, manufacture and sale of the Company's products and provision of services, infringes or misappropriates the Intellectual Property of any person or entity.

                  (h) To the Company's knowledge, on the Closing Date, the Company will own or have the right to use all Company Intellectual Property.

                  (i) To the Company's knowledge, no person or entity has or is infringing or misappropriating any Company Intellectual Property.

                  3.14 Material Contracts.
                       ------------------

                  Schedule 3.14 lists all of the following Contracts to which
                  -------------
the Company is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any of the Shareholders or any current officer or director of the Company; (ii) Contracts with any labor union or association representing any employee of the Company; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Company other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets;
(v) joint venture agreements; (vi) Contracts containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Company of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts which involve the expenditure of more than $10,000 in the aggregate or require performance by any party more than one year from the date hereof. There have been made available to CPI, its affiliates and their representatives true and complete copies of all of the Material Contracts. All of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 3.14, the
                                                        -------------
Company is not in default in any material respect under any Material

Contracts, nor, to the knowledge of the Company, is any other party to any Material Contract in default thereunder in any material respect.

                  3.15 Employee Benefits.
                       -----------------

                  The Company has never had or been a party or contributed to any "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other pension plans or employee benefit arrangements, programs or payroll practice.

                  3.16 Labor.
                       -----

                  (a) The Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

                  (b) No labor organization has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of theCompany, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company pending or, to the best knowledge of the Company, threatened by any labor organization against the Company.

                  3.17 Litigation.
                       ----------

                  There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Company, overtly threatened against the Company (or to the knowledge of the Company, pending or threatened, against any of the officers, directors or key employees of the Company with respect to their business activities on behalf of the Company), or to which the Company is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Company is there any reasonable basis for any such action, proceeding, or investigation. The Company is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.

                  3.18 Compliance with Laws; Permits.
                       -----------------------------

                  (a) Except as otherwise set forth in Section 3.18(c), the Company is in compliance with all Laws applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as otherwise set forth in Section 3.18(c), the Company has all governmental permits and approvals from state, federal or local authorities which are required for the Company to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) The Federal Aviation Administration ("FAA") has not issued a Supplemental Type Certificate ("STC") to the Company. The Company must obtain an STC in order for its products to receive clearance for installation in aircrafts. The issuance of an STC to the Company is entirely within the FAA's sole and absolute discretion, and the Company and the Shareholders hereby disclaim any representation or warranty that the STC will be issued to the Company prior to the Closing or at any time thereafter.

                  3.19 Environmental Matters.
                       ---------------------

                  (a) To the Company's knowledge, the operations of the Company are in compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

                  (b) to the Company's knowledge, the Company has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

                  (c) the Company is not the subject of any outstanding written order or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

                  (d) the Company has not received any written communication alleging that the Company may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

                  (e) to the Company's knowledge, the Company does not have any contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

                  (f) to the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

                  3.20 Insurance.
                       ---------

                  The Company has no policies of insurance of any kind or nature covering the Company.

                  3.21 Banks.
                       -----

                  Schedule 3.21 contains a complete and correct list of the
                  -------------
names and locations of all banks in which the Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.21, no person holds a power of attorney to act on behalf of the Company.

                  3.22 No Misrepresentation.
                       --------------------

                  No representation or warranty of the Company contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Company to CPI pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  3.23 Financial Advisors.
                       ------------------

                  No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

                  Each of the Shareholders hereby severally represents and warrants to CPI that:

                  4.1  Authorization of Agreement.
                       --------------------------

                  Such Shareholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Shareholder in connection with the consummation of the transactions contemplated by this Agreement (such other agreements, documents instruments or certificates are hereinafter referred to as the "Shareholder Documents"). This Agreement has been, and each of the Shareholder Documents will be at or prior to the Closing, duly and validly executed and delivered by such Shareholder and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Shareholder Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms.

                  4.2  Capitalization.
                       --------------

                  There is no existing option, warrant, call, right, commitment or other agreement of any character for the purchase of any capital stock of the Company to which such Shareholder is a party. Such Shareholder is not a party to any voting trust or other voting agreement with respect to any of the Shares to be transferred hereunder by such Shareholder or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of the Company.

                  4.3 Conflicts; Consents of Third Parties.
                      ------------------------------------

                  No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Shareholder in connection with the execution and delivery of this Agreement or the Shareholder Documents, or the compliance by such Shareholder with any of the provisions hereof or thereof.

                  4.4 Ownership and Transfer of Shares.
                      --------------------------------

                  Such Shareholder is the record and beneficial owner of that portion of the Shares indicated as being owned by such Shareholder on Annex A,
                                                                      -------
free and clear of any and all Liens. Such Shareholder has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to CPI good and marketable title to such Shares, free and clear of any and all Liens.

                  4.5 No Misrepresentation.
                      --------------------

                  To each Shareholder's actual knowledge, without having performed any independent investigation, no representation or warranty of the Company contained in this Agreement or in any schedule hereto furnished by the Company to CPI pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading; provided, however, that each Shareholder's knowledge with respect to the representations and warranties of the Company contained in Section 3.13 (Intellectual Property) is based solely and entirely on the legal opinion attached hereto as Exhibit 4.5 (the
                                                     -----------
"Intellectual Property Opinion"), which opinion was prepared by the Company's in-house legal counsel for and on behalf of the Company. No Shareholder shall have any liability whatsoever for any untrue or misleading statement or omission contained in Section 3.13 if such untrue or misleading statement or omission is reasonably consistent with and based upon the Intellectual Property Opinion.

                  4.6 Financial Advisors.
                      ------------------

                  No Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Shareholder in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                  4.7 Litigation and Claims.
                      ---------------------

                   There is no suit, action, proceeding, claim or investigation pending or to the best knowledge of such Shareholder, threatened against or affecting such Shareholder that would have a

Material Adverse Effect on the assets, business or financial condition of the Company or the ability of such Shareholder to perform his obligations under this Agreement.

                  4.8 Certain Payments.
                      ----------------

                  Such Shareholder, directly or indirectly, has not given or agreed to give or solicited or received any gift, rebate or similar benefit to any customer, supplier, governmental employee or other person or entity that might subject the Company or CPI to any damage or penalty in any civil, criminal or governmental litigation or proceeding or if not given in the past might have had an adverse effect on the assets, business, operations or prospects of the Company.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF CPI

                  CPI represents and warrants to the Shareholders that:

                  5.1 Organization and Good Standing.
                      ------------------------------

                  At or prior to the Closing, CPI will be a corporation duly organized, validly existing and in good standing under the laws of Delaware and will have all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. At or prior to the Closing, CPI will be duly qualified or authorized to do business as a foreign corporation and will be in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a Material Adverse Effect.

                  5.2 Authorization of Agreement.
                      --------------------------

                  CPI has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by CPI in connection with the consummation of the transactions contemplated by this Agreement (such other agreements, documents, instruments or certificates are herein collectively referred to as the "CPI Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the CPI Documents will be at or prior to the Closing, duly and validly executed and delivered by CPI and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the CPI Documents when so executed and delivered will constitute, legal, valid and binding obligations of CPI, enforceable against CPI in accordance with their respective terms.

                  5.3 Capitalization.
                      --------------

                          (a) The authorized capital stock of CPI consists of
(i) 100,000,000 shares of CPI Common Stock, of which 120,563 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued or outstanding. All of the issued and outstanding shares of CPI Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

                          (b) Except as set forth on Schedule  5.3(b) and except
                                                     ----------------
 for 5,000,000 shares of CPI Common Stock reserved for issuance under the CPI 2001 Employee Stock Compensation Plan, there is no existing option, warrant, call, right, commitment or other agreement of any character to which CPI is a party requiring, and there are no securities of CPI outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of CPI or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of CPI. CPI is not a party to any voting trust or other voting agreement with respect to any of the Exchange Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of CPI.

                    5.4   Subsidiaries.
                          ------------

                          CPI does not, directly or indirectly, own any shares
of stock or other equity interest (including any form of profit participation) in, has not made any investment in, and does not control or have any proprietary interest in, any corporation, partnership, joint venture or other business association or entity and has no agreement or obligation to acquire any such stock or interest, except that CPI owns all of the issued and outstanding capital stock of CP International, Inc., a Delaware corporation ("International"), and Caring Products Industries Ltd., a British Columbia corporation ("Industries"). International never transacted any business and the Secretary of State of Delaware voided International's charter as of March 1, 2000. Industries is inactive, has no assets or liabilities (contingent or otherwise) (other than for unpaid franchise taxes or the like in British Columbia), and it has been CPI's intention to liquidate Industries or allow the appropriate governmental authorities to revoke Industries' charter. There is no suit, action, proceeding, investigation, claim or order pending, or to the knowledge of CPI, overtly threatened against International or Industries which, in either case, if adversely determined, would have a Material Adverse Effect on CPI. There is no existing option, warrant, call right, commitment or other agreement of any character to which the Company, International or Industries is a party requiring, and there are no securities of International or Industries outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of International or Industries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of International or Industries.

                    5.5   Corporate Records.
                          -----------------

                    (a) CPI has delivered to the Shareholders true, correct and complete copies of the certificate of incorporation and by-laws or comparable organizational documents of CPI.

                    (b) The minute books of CPI previously made available to the Shareholders contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of CPI.

         5.6 Conflicts; Consents of Third Parties.
             ------------------------------------


         (a) None of the execution and delivery of the CPI Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by CPI with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of CPI; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CPI is a party or by which any of CPI's properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which CPI is bound; or (iv) result in the creation of any Lien upon the properties or assets of CPI except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of CPI in connection with the execution and delivery of this Agreement or the CPI Documents, or the compliance by CPI with any of the provisions hereof or thereof.

         5.7 SEC Documents.
             -------------

         CPI has delivered to the Shareholders a true and correct copy of each of the following documents (the "SEC Documents"): (a) Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001; (b) Definitive Information Statement dated on June 25, 2001; (c) Quarterly Reports on Form 10-QSB for the periods ended June 30, 2001, September 30, 2001, and December 31, 2001, and (d) Registration Statement on Form S-8 as filed on April 10, 2002. The SEC Documents constitute all of the documents and reports that CPI was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC since March 31, 2001. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CPI included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of CPI as of the dates thereof and its statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a Material Adverse Effect). Except as and to the extent set forth on the consolidated balance sheet of CPI as of December 31, 2001, including the notes thereto, CPI has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not), except for liabilities and obligations incurred in the ordinary course of business consistent with past practices since December 31, 2001 which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         5.8 Financial Statements.
             --------------------

         (a) Included in the SEC Documents are the audited balance sheet of CPI as at March 31, 2001, and the related statements of income, stockholders' equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Grant Thorton LLP ("GT"), independent auditors (collectively, "CPI's Audited Financials").

         (b) Included in the SEC Documents is the unaudited balance sheets of CPI as at December 31, 2001, and the related statements of operations and cash flows for the nine months ended December 31, 2001, as reviewed by GT ("CPI's Interim Financials"). The unaudited balance sheet at December 31, 2001, included in CPI's Interim Financials is hereinafter referred to as CPI's Unaudited Balance Sheet and December 31, 2001 is hereinafter referred to as the "CPI Balance Sheet Date".

         (c) CPI's Audited Financials and CPI's Interim Financials (collectively "CPI's Financial Statements") are (i) in accordance with the books and records of CPI, (ii) correct and complete, (iii) fairly present the financial position and results of operations of CPI as of the dates indicated, and (iv) prepared in accordance with GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a Material Adverse Effect

         5.9 No Undisclosed Liabilities.
             --------------------------

         CPI has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the CPI Unaudited Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the CPI Unaudited Balance Sheet or the notes thereto, except for indebtedness, obligations or liabilities incurred in the ordinary course of business consistent with past practice since the CPI Balance Sheet Date which in any event do not exceed $10,000 and expenses occurred in connection with the transactions contemplated hereby.

         5.10 Absence of Certain Developments.
              -------------------------------

         Since the CPI Balance Sheet Date:

              (a) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

              (b) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of CPI having a replacement cost of more than $10,000 for any single loss or $10,000 for all such losses;

              (c) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of CPI or any repurchase, redemption or other acquisition by the CPI of any outstanding shares of capital stock or other securities of, or other ownership interest in, CPI;

              (d) CPI has not awarded or paid any bonuses to employees of CPI with respect to the nine months ended December 31, 2001, except to the extent reflected or accrued on the CPI Unaudited Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of CPI's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, CPI awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of CPI);

              (e) there has not been any change by CPI in accounting or tax reporting principles, methods or policies;

              (f) CPI has not entered into any transaction or Contract or conducted any business other than seeking a potential merger or acquisition candidate except for entering into this Agreement and as set forth in Schedule
5.3 (b);

              (g) CPI has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

              (h) CPI has not made any loans, advances or capital contributions to, or investments in, any Person;

              (i) CPI has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of CPI, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

              (j) CPI has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to CPI;

              (k) CPI has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right;

              (l) CPI has not made or committed to make any capital expenditures or capital additions or betterments;

              (m) CPI has not instituted or settled any material Legal Proceeding; and

              (n) CPI has not agreed to do anything set forth in this Section 5.10.

         5.11 Taxes.
              -----

              (a) (i) Except a set forth in Schedule 5.11, all Tax Returns
                                            -------------
required to be filed by or on behalf of CPI have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes payable by or on behalf of CPI or in respect of its income, assets or operations have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) CPI has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

              (b) CPI has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

              (c) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including CPI have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has CPI received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

              (d) There are no liens as a result of any unpaid Taxes upon any of the assets of CPI.

         5.12 Litigation.
              ----------

         There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of CPI, overtly threatened against CPI (or to the knowledge of CPI, pending or threatened, against any of the officers, directors or key employees of CPI with respect to their business activities on behalf of CPI), or to which CPI is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of CPI is there any reasonable basis for any such action, proceeding, or investigation. CPI is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and CPI is not engaged in any legal action to recover monies due it or for damages sustained by it.

         5.13 Compliance with Laws; Permits.
              -----------------------------

         CPI is in compliance with all Laws applicable to CPI or to the conduct of the business or operations of CPI or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. CPI has all governmental permits and approvals from state, federal or local authorities which are required for CPI to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

         5.14 No Misrepresentation.
              --------------------

         No representation or warranty of CPI contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by CPI to the Shareholders pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5.15 Financial Advisors.
              ------------------

         No Person has acted, directly or indirectly, as a broker, finder or financial advisor for CPI in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

         5.16 Intellectual Property.
              ---------------------

         CPI does not own or license any Intellectual Property in connection with the operation of its business and none is required to operate its business as presently conducted.

         5.17 Real Property.
              -------------

         CPI does not own in fee any real property or interests in real property and does possess any leasehold interest in any real property.

         5.18 Tangible Personal Property.
               --------------------------

         CPI does not possess or hold any interest in any personal property.

         5.19 Contracts.
              ---------

         CPI is not party to or otherwise bound by any Contract except as set forth in Schedule 5.19. There have been made available to the Shareholders and
         -------------
their representatives true and complete copies of all of such Contracts. All of such Contracts are in full force and effect and are the legal, valid and binding obligation of CPI, enforceable against CPI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). CPI is not in default in any material respect under any of such Contracts, nor, to the knowledge of CPI, is any other party to any of such Contracts in default thereunder in any material respect.

         5.20 Employee Benefits.
              -----------------

         CPI has never had or been a party or contributed to any "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or since January 1, 2000, any other pension plans or employee benefit arrangements, programs or payroll practice.

         5.21 Labor.
              -----

         (a) CPI is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of CPI.

         (b) No labor organization has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of CPI, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving CPI pending or, to the best knowledge of CPI, threatened by any labor organization against CPI.

         (c) CPI does not have any employees.

         5.22 Environmental Matters.
              ---------------------

         (a) The operations of CPI are in compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

         (b) CPI has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

         (c) CPI is not the subject of any outstanding written order or Contract with any governmental authority or person respecting (i) Environmental Laws,
(ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

         (d) CPI has not received any written communication alleging that the Company may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

         (e) CPI does not have any contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

         (f) to CPI's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of CPI pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

         5.23 Insurance.
              ---------

         CPI has no policies of insurance of any kind or nature covering CPI.

         5.24 Banks.
              -----

         CPI does not have any bank accounts or safe deposit boxes. No person holds a power of attorney to act on behalf of CPI.

                                   ARTICLE VI
                                    COVENANTS

         6.1 Access to Information.
             ---------------------

         The Company and CPI agree that, prior to the Closing Date, each shall be titled, through their respective officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the other and such examination of the books, records and financial condition of the Company and CPI as each reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company and CPI shall cooperate fully therein. No investigation by the Company or CPI prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements contained in this Agreement, the Company Documents, the Shareholder Documents or the CPI Documents. In order that the Company and CPI may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the other, the Company and CPI shall cause their respective officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully with such representatives in connection with such review and examination.

         6.2 Conduct of the Business Pending the Closing
             -------------------------------------------

         (a) Except with the prior written consent of the Company or CPI, the Shareholders shall (with respect to the Company only), and shall cause the Company to, and CPI shall (with respect to CPI only):

             (i) conduct the business of the Company and CPI only in the ordinary course consistent with past practice;

             (ii) use their best efforts to (A) preserve their present business operations, organization (including, without limitation, management and the sales force) and goodwill of the

Company and CPI, and (B) preserve their present relationship with Persons having business dealings with the Company and CPI;

             (iii) maintain (A) all of the assets and properties of the Company and CPI in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Company and CPI in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

             (iv) (A) maintain the books, accounts and records of the Company and CPI in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company and CPI; and

             (v) comply in all material respects with applicable laws, including, without limitation, Environmental Laws.

         (b) Except with the prior written consent of the Company or CPI, the Shareholders shall not (with respect to the Company only), and shall cause the Company not to, and CPI shall not (with respect to CPI only):

             (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or CPI or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or CPI;

             (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or CPI or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or CPI except pursuant to the consulting agreements described in Schedule 5.19;

             (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or CPI except pursuant to the consulting agreements described in Schedule 5.19;

             (iv) amend the certificate of incorporation or by-laws of the Company or CPI;

             (v) (A) materially increase the annual level of compensation of any employee of the Company or CPI, (B) increase the annual level of compensation payable or to become payable by the Company or CPI to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Company Balance Sheet or the CPI Financial Statements, as the case may be, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or CPI or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or CPI is a party or involving a director, officer or employee in his or her capacity as a director, officer or employee of the Company or CPI;

               (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

               (vii) subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company or CPI;

               (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company or CPI;

               (ix) cancel or compromise any debt or claim or waive or release any material right of the Company or CPI except in the ordinary course of business consistent with past practice;

               (x) enter into any commitment for capital expenditures of the Company or CPI in excess of $10,000 for any individual commitment and $10,000 for all commitments in the aggregate;

               (xi) enter into, modify or terminate any labor or collective bargaining agreement of the Company or CPI or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company or CPI;

               (xii) introduce any material change with respect to the operation of the Company or CPI, including any material change in the types, nature, composition or quality of its products or services, experience any material change in any contribution of its product lines to its revenues or net income, or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

               (xiii) permit the Company or CPI to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

               (xiv) permit the Company or CPI to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

               (xv) except for transfers of cash pursuant to normal cash management practices, permit the Company or CPI to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, any Shareholder or any Affiliate of any Shareholder or Affiliate of CPI; or

               (xvi) agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Company, the Shareholders or CPI in this

Agreement or the Shareholder Documents or CPI Documents untrue or incorrect in any material respect as of any time through and including the Closing Date.

               6.3   Consents.
                     --------

               The Company, the Shareholders and CPI shall use their respective best efforts and shall cooperate with each other, to obtain at the earliest practicable date all consents and approvals, if any, required to consummate the transactions contemplated by this Agreement,; provided, however, that none of the Company, the Shareholders or CPI shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

               6.4   Other Actions.
                     -------------

               The Company, the Shareholders and CPI shall use their respective best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

               6.5   No Solicitation.
                     ---------------

               Prior to the Closing, the Shareholders will not, and will not cause or permit the Company's directors, officers, employees, representatives or agents to discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation or other business combination other than the transactions contemplated by this Agreement.

               6.6   Publicity.
                     ---------

               None of the Company, the Shareholders or CPI shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of CPI, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which CPI lists securities, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other parties hereto with respect to the text thereof.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

               7.1   Conditions Precedent to Obligations of CPI.
                     ------------------------------------------

               The obligation of CPI to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by CPI in whole or in part to the extent permitted by applicable law):

               (a) all representations and warranties of the Company or Shareholders contained herein shall be true and correct as of the date hereof;

               (b) all representations and warranties of the Company or Shareholders contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Company or Shareholders contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

               (c) the Company and Shareholders shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

               (d) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to CPI, free and clear of any and all Liens;

               (e) there shall not have been or occurred any Material Adverse Change with respect to the Company;

               (f) the Company shall have obtained all consents and waivers referred to in Section 3.6 hereof, in a form reasonably satisfactory to CPI, with respect to the transactions contemplated by this Agreement and the Shareholder Documents;

               (g) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Shareholders, the Company, or CPI seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

               (h) the Company shall have acquired all right, title and interest in and to all of the Company Intellectual Property pursuant to instruments, in form and substance satisfactory to CPI and its counsel; and

               (i) Aerospace shall have assigned to the Company, pursuant to an instrument in form and substance satisfactory the Company and its counsel, all of Aerospace's rights and interests in, under the Lufthansa MOU, and the Lufthansa MOU shall be in full force and effect; and

               7.2   Conditions Precedent to Obligations of the Shareholders
                     -------------------------------------------------------

               The obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Shareholders in whole or in part to the extent permitted by applicable law):

               (a) Certificates representing the Shareholders' share of the Exchange Shares as set forth in Annex A hereto shall have been, or shall at the
                                -------
Closing be, validly delivered and transferred to the Shareholders, free and clear of any and all Liens except for restrictions on transferability under applicable Federal and state securities laws;

               (b) all representations and warranties of CPI contained herein shall be true and correct as of the date hereof;

               (c) all representations and warranties of CPI contained herein qualified as to materiality shall be true and correct, and all representations and warranties of CPI contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

               (d) CPI shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by CPI on or prior to the Closing Date;

               (e) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

               (f) there shall not have been or occurred any Material Adverse Change with respect to CPI; and

               (g) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Shareholders, the Company, or CPI seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII
                            DOCUMENTS TO BE DELIVERED

               8.1   Documents to be Delivered by the Shareholders.
                     ---------------------------------------------

               At the Closing, the Shareholders shall deliver, or cause to be delivered, to CPI the following:

               (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

               (b)   the certificates referred to in Section 7.1(d) hereof;

               (c) copies of all consents and waivers referred to in Section 7.1(f) hereof;

               (d) certificates of good standing with respect to the Company issued by the Secretary of State of Delaware and for each state in which the Company is qualified to do business as a foreign corporation;

               (e) representation letters, in form and substance satisfactory to CPI, regarding the Exchange Shares as provided in Section 1.2;

               (f)   the Company Balance Sheet;

               (g) a copy of the written instrument assigning the Lufthansa MOU to the Company;

               (h) a copy of the written instrument assigning the Company Intellectual Property to the Company; and

               (i) such other documents as CPI shall reasonably request.

               8.2   Documents to be Delivered by CPI.
                     --------------------------------

               At the Closing, CPI shall deliver to the Shareholders the following:

               (a) stock certificates representing each Shareholder's share of the Exchange Shares as set forth in Annex A hereto duly registered in such
                                    -------
Shareholder's name;

               (b) subject to compliance with applicable Federal securities laws, written resignations of each director and officer of CPI and resolutions appointing the persons listed in Annex B hereto as the
                                                       -------
          officers and directors of CPI;

               (c) certificates of good standing with respect to CPI issued by the Secretary of State of Delaware and for each state in which CPI is qualified to do business as a foreign corporation;

               (d) representation letter, in form and substance satisfactory to the Shareholders, regarding the Shares as provided in Section 1.2; and

               (e) such other documents as the Shareholders shall reasonably request.


                                   ARTICLE IX
                                   TERMINATION

               9.1   Termination.
                     -----------

               Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

               (a)   By mutual consent of the Shareholders and CPI; or

               (b)   By the Shareholders if any of the conditions set forth in
Section 7.2 hereof shall have become incapable of fulfillment, and shall not have been waived by the Shareholders; or

               (c) By CPI if any of the conditions set forth in Section 7.1 hereof shall have become incapable of fulfillment, and shall not have been waived by CPI; or

               (d) By CPI or the Shareholders if the Closing has not occurred on or before May 17, 2002.

               9.2   Effects of Termination. If this Agreement is terminated and
                     ----------------------
the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, and each party hereto shall bear its own costs and expenses incurred in connection with and in contemplation of the transactions contemplated hereby.

                                    ARTICLE X
                                  MISCELLANEOUS

               10.1  Certain Definitions.
                     -------------------

               Aerospace means USDR Aerospace Ltd., a Texas limited partnership.
               ---------

               Affiliate means with respect to a specified person, is a person
               ---------
that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

               Agreement means this Agreement and Plan of Share Exchange,
               ---------
including all exhibits and schedules attached hereto.

               CERCLA National Priorities List means the list of hazardous
               -------------------------------
substances compiled under the Comprehensive Environmental Response, Compensation, and Liability Act (also known as Superfund), of 1980, as amended from time to time.

               Closing shall have the meaning ascribed to it in Section 2.1.
               -------

               Closing Date shall have the meaning ascribed to it in Section
               ------------
2.1.

               Code means the Internal Revenue Code of 1986, as amended from
               ----
time to time.

               Company means USDR Global Aerospace, Ltd., a Delaware
               -------
corporation.

               Company Balance Sheet Date shall have the meaning ascribed to it
               --------------------------
in Section 3.7(a).

               Company Documents shall have the meaning ascribed to it in
               -----------------
Section 3.2.

               Contract means and includes all contracts, agreements,
               --------
understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments, obligations or other binding arrangements, oral or written.

               CPI means Caring Products International, Inc., a Delaware
               ---
corporation.

               CPI Common Stock shall have the meaning ascribed to it in the
               ----------------
recitals to this Agreement.

               CPI Documents shall have the meaning ascribed to it in Section
               -------------
5.2.

               Environmental Laws mean any laws, statutes, regulations, rules or
               ------------------
orders which relate to or otherwise impose Liability or a standard of conduct concerning the discharge, emission, storage, treatment, transportation, handling, release, threatened release, or disposal of Hazardous Materials, including, but not limited to, the Air Pollution Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act of 1976, as amended, and any other similar Federal, state or local statutes.

               ERISA shall have the meaning ascribed to it in Section 3.15.
               -----

               Exchange Act means the Securities Exchange Act of 1934, as
               ------------
amended.

               GAAP means United States generally accepted accounting
               ----
principles.

               Governmental Body means any federal, state, municipal, domestic
               -----------------
or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

               Hazardous Material means any pollutant, contaminant, hazardous,
               ------------------
radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (i) petroleum, crude oil and any fractions thereof, (ii) natural gas, synthetic gas and any mixtures thereof, (iii) asbestos and/or asbestos-containing material, (iv) radon and (v) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

               IRS means the Internal Revenue Service, or any successor
               ---
organization.

               Laws mean any federal, state, foreign, or local law, statute,
               ----
ordinance, rule, regulation, order, judgment or decree.

               Legal Proceeding means any action, hearing, trial, or application
               ----------------
before a court or governmental body of competent jurisdiction.

               Lien means and includes any lien, pledge, mortgage, security
               ----
interest, claim, lease, charge, option, right of first refusal or offer, easement, servitude, transfer restriction or voting requirement under any or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

               Lufthansa means Lufthansa Technik, AG, a division of Lufthansa
               ---------
Airlines.

               Lufthansa MOU means that certain Memorandum of Understanding,
               -------------
executed on or about March 25, 20002, between Aerospace and Lufthansa.

               Material Adverse Effect shall mean any effect on the business,
               -----------------------
stock price, operations, properties, prospects, or financial condition to that entity that is material and adverse to that entity and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of that entity to enter into and perform any of its obligations under this Agreement in any material respect.

               Material Adverse Change means any material adverse change
               -----------------------
(excluding the occurrence of expenses in connection with the Transactions) since inception in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), or reserves of the Company and since December 31, 2001 in the business, results of operations (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), or reserves of CPI.

               Material Contracts shall have the meaning ascribed to it in
               ------------------
Section 3.14.

               Order means any decision issued by a court or governmental body
               -----
of competent jurisdiction.

               Permit means any written warrant or license granted by any court
               ------
or governmental body of competent jurisdiction.

               Person means an individual, a corporation, a partnership, an
               ------
association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

               Release means any discharge of hazardous materials.
               -------

               Remedial Action means an action taken to effect long-term
               ---------------
restoration of environmental quality (as under the Comprehensive Environmental Response, Compensation, and Liability Act).

               SEC means the Securities and Exchange Commission.
               ---

               Securities Act means the Securities Act of 1933, as amended.
               --------------

               Shareholder means individually, any of the shareholders listed on
               -----------
Annex A, and collectively, the Shareholders.

               Shareholder Documents shall have the meaning ascribed to it in
               ---------------------
Section 4.1.

               Shares means the 5,000,000 shares of common stock of the Company,
               ------
which represents all of the issued and outstanding shares of capital stock of the Company.

               Tax Returns means all written returns, declarations, reports,
               -----------
forms, estimates, information returns and statements filed in respect of any Taxes and supplied to any taxing authority in connection with any Taxes.

               Taxes (or "Tax" where the context requires) means all Federal,
               -----      ---
state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

               Written Request means a written request made by or on behalf of
               ---------------
any Shareholder or Shareholders holding in the aggregate at least one-third of the then outstanding Exchange Shares.

               10.2  Payment of Sales, Use or Similar Taxes.
                     --------------------------------------

               All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Shareholders.

               10.3  Expenses.
                     --------

               Each of the parties hereto shall bear his, its or their expenses in connection with the transaction contemplated hereby irrespective of whether such transaction is consummated

               10.4  Arbitration.
                     -----------

                     (a) The parties hereto agree that any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be settled by arbitration in accordance with the Federal Arbitration Act and the then prevailing rules of the American Arbitration Association and the venue of any arbitration proceedings shall be the City of New York, State of New York. The arbitrator or arbitrators shall be chosen from AAA's panel of commercial arbitrators in the City of New York. The determination of the arbitrator or arbitrators shall be final and binding upon the parties hereto and judgment thereon may be entered in any court having jurisdiction.

                     (b) Each of the parties hereto hereby consents to demand for arbitration being served by any party to this Agreement in any arbitration by the mailing of a copy thereof in accordance with the provisions of Section 10.8.

               10.5  Entire Agreement; Amendments and Waivers.
                     ----------------------------------------

               This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  10.6     Governing Law.
                           -------------

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware with out regard to conflict of laws principles.

                  10.7     Headings.
                           --------

                  The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                  10.8     Notices.
                           -------

                  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  If to CPI:        Caring Products International, Inc.
                                    7025 E. 1/st/ Avenue, Suite 5
                                    Scottsdale, AZ 85251
                                    Tel. No. (480) 945-2232
                                    Fax No. (480) 945-1938

                  With a copy to:   Steven A. Saide, Esq.
                                    Brown Rudnick Berlack Israels LLP
                                    120 West 45/th/ Street
                                    New York, NY 10036
                                    Tel. No. (212) 209-4808
                                    Fax No. (212) 704-0196

                  If to the Shareholders: The addresses as listed on Annex A
                                                                     -------
hereto.

                  With a copy to:   Pollet & Richardson
                                    10900 Wilshire Boulevard
                                    Los Angeles, CA 90024
                                    Tel. No. (310) 208-1182
                                    Fax No. (310) 208-1154
                                    Attention: Kevin Friedmann, Esq.

                  10.9     Severability.
                           ------------

                  If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                  10.10    Binding Effect; Assignment.
                           --------------------------

                  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

                  10.11    Counterparts.
                           ------------

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same instrument. Any facsimile signatures shall be accepted by and binding on all parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                            CARING PRODUCTS INTERNATIONAL, INC.



                                            By:  /s/ Raymond Bills
                                               ---------------------------------
                                            Name:
                                            Title:

                                            USDR GLOBAL AEROSPACE, LTD.



                                            By:  /s/ John Robinson
                                               ---------------------------------
                                            Name:
                                            Title:

                                            SHAREHOLDERS:



                                              /s/ John Robinson
                                            ------------------------------------
                                            John Robinson



                                              /s/ Gerald H. Wiener
                                            ------------------------------------
                                            Gerald H. Wiener

                                     ANNEX A

                  Name                            Company              CPI Shares
                  ----                            Shares               ----------
                                                  ------
John Robinson                                      3,000,000              12,000,000
c/o USDR Aerospace
Att'n.: Gaddy Wells, Esq.
7175 Research Road
Mansfield, Texas 76063

Gerald H. Wiener                                   2,000,000               8,000,000
11111 Santa Monica Blvd.
Suite 850
Los Angeles, CA 90025

                                     ANNEX B

John Robinson
Gerald H. Wiener
Julie Seaman
Gaddy Wells

                                 SCHEDULE 3.7(a)

                          Company Unaudited Financials
                          ----------------------------

                           USDR GLOBAL AEROSPACE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         BALANCE SHEET AS OF MAY 9, 2002
                                    UNAUDITED

ASSETS

Cash                                                $5000

TOTAL ASSETS                                        $5000

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES                                         $0

STOCKHOLDERS' EQUITY

COMMON STOCK, $.001 PAR VALUE,
100,000,000 SHARES AUTHORIZED, 5,000,000
ISSUED AND OUTSTANDING                              $5000

CAPITAL IN EXCESS OF PAR                            $0

ACCUMULATED DEFICIT DURING DEVELOPMENT STAGE (0)

TOTAL STOCKHOLDERS' EQUITY                          $5000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $5000

                                SCHEDULE 3.13(a)

                        Registered Intellectual Property
                        --------------------------------

1. U.S. Provisional Patent Application for an Anti-Ballistic, Nano-Scale Composite Sheet, Application No. 60/327,684 filed October 6, 2001, assigned to USDR Aerospace, Ltd. by assignment dated October 19, 2001, recorded in U.S. PTO on January 29, 2002.

2. U.S. Provisional Patent Application for an Anti-Ballistic, Light-Weight, Secure Cockpit Door, Application No. 60/349,988 executed on January 18, 2002 and filed January 23, 2002. Assigned to USDR Aerospace, Ltd. by Assignment of Application executed on January 18, 2002

3. U.S. Provisional Patent Application for an Anti-Ballistic, Wide Angle Peephole Viewer, Application No. 60/349,990 executed on January 18, 2002 and filed January 23, 2002. Assigned to USDR Aerospace, Ltd. by Assignment of Application executed on January 18, 2002

4. PCT International Patent Application (US and foreign) for an Anti-Ballistic, Nano-Scale Composite Sheet, filed with US Patent and Trademark Office on April 15, 2002, in name of USDR Aerospace, Ltd. and Stephen Squires (as inventor for US purposes only), with priority reference to Item No. 1 above.

5. PCT International Patent Application for an Anti-Ballistic, Light-Weight, Secure Cockpit Door, filed with US Patent and Trademark Office on April 15, 2002 in name of USDR Aerospace, Ltd. and Stephen Squires (as inventor for US purposes only), with priority reference to Item No. 2 above.

6. PCT International Patent Application for an Anti-Ballistic, Wide Angle Peephole Viewer, filed with US Patent and Trademark Office on April 15, 2002 in name of USDR Aerospace, Ltd. and Stephen Squires (as inventor for US purposes only), with priority reference to Item No. 3 above.

7. PCT International Patent Application for an Integrally Vented, Pressure Equalized Secure Cockpit Door, filed with US Patent and Trademark Office on April 15, 2002 in name of USDR Aerospace, Ltd. and Stephen Squires (as inventor for US purposes only), with no priority reference.

                                  SCHEDULE 3.14

                           Company Material Contracts
                           --------------------------

1. Memorandum of Understanding executed on or about March 25, 2002 between Aerospace and Lufthansa (see attached).

2. Intellectual Property Assignment and Royalty Agreement executed on or about May 14, 2002 between USDR Aerospace Ltd., a Texas limited partnership, and the Company.

                                  Schedule 3.21
                                  -------------

                                 Company's Bank

         The Company has its only deposit account at Bank One, NA, Mansfield, Texas. The only person authorized to draw thereon is Julie Seaman, the Company's Treasurer and Chief Financial Officer. The Company has no safe deposit box.

                                   EXHIBIT 4.5
                                   -----------

                                  May 15, 2002

Mr. John Robinson
Mr. Gerald Wiener
11111 Santa Monica Blvd., Ste 850
Los Angeles, California  90025


Re: Intellectual Property Rights of USDR Aerospace, Ltd.

Dear John and Gerry:

    USDR Aerospace, Ltd. owns the rights to the following patent applications free and clear of all liens, claims and encumbrances:

1. U.S. Provisional Patent Application for an Anti-Ballistic, Nano-Scale Composite Sheet, Application No. 60/327,684 filed October 6, 2001, assigned to USDR Aerospace, Ltd. by assignment dated October 19, 2001, recorded in U.S. PTO on January 29, 2002.

2. U.S. Provisional Patent Application for an Anti-Ballistic, Light-Weight, Secure Cockpit Door, Application No. 60/349,988 executed on January 18, 2002 and filed January 23, 2002. Assigned to USDR Aerospace, Ltd. by Assignment of Application executed on January 18, 2002

3. U.S. Provisional Patent Application for an Anti-Ballistic, Wide Angle Peephole Viewer, Application No. 60/349,990 executed on January 18, 2002 and filed January 23, 2002. Assigned to USDR Aerospace, Ltd. by Assignment of Application executed on January 18, 2002

4. PCT International Patent Application (US and foreign) for an Anti-Ballistic, Nano-Scale Composite Sheet, filed with US Patent and Trademark Office on April 15, 2002, in name of USDR Aerospace, Ltd. and Stephen Squires (as inventor for US purposes only), with priority reference to Item No. 1 above.

5. PCT International Patent Application for an Anti-Ballistic, Light-Weight, Secure Cockpit Door, filed with US Patent and Trademark Office on April 15, 2002 in name of USDR Aerospace, Ltd. and Stephen Squires (as inventor for US purposes only), with priority reference to Item No. 2 above.

6. PCT International Patent Application for an Anti-Ballistic, Wide Angle Peephole Viewer, filed with US Patent and Trademark Office on April 15, 2002 in name of USDR Aerospace, Ltd. and Stephen Squires (as inventor for US purposes only), with priority reference to Item No. 3 above.

7. PCT International Patent Application for an Integrally Vented, Pressure Equalized Secure Cockpit Door, filed with US Patent and Trademark Office on April 15, 2002 in name of USDR Aerospace, Ltd. and Stephen Squires (as inventor for US purposes only), with no priority reference.

         Steve Squires, an employee of USDR Aerospace, Ltd. and the inventor of the inventions described above, and I searched the previous U.S. and foreign patents on the Internet to determine whether there were any current patents that would pre-empt our applications. While there are patents related to composite anti-ballistic material, we could find no patents related to nano-scale composite material used for anti-ballistic purposes. We believe that our patent applications for a nano-scale composite blanket used for anti-ballistic purposes describe unique technology that is patentable. We found no patents for a secure cockpit door.

         As you know, patent searches only cover issued patents and not patent applications. Neither we nor anyone else can learn what patent applications may be pending by doing a patent search. However, Steve Squires and I believe that the concepts, designs and uses in our applications are sufficiently different from any other technologies that we found or have heard about, that our patent applications should give us sufficient patent protection to defend the technology used in the GuardianTM Door against infringement.

         While Steve Squires and I are not patent specialists or experts, we believe that we have submitted international patent applications, including the United States, in proper format and with sufficient detail to support issuance of patents for the technology described in those applications listed above and sufficient to conduct our business as now contemplated.

         In addition to the rights to the patent applications listed above, USDR Aerospace, Ltd. will transfer to USDR Global Aerospace, Ltd. in exchange for a royalty (i) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets (whether currently existing or in development), proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (ii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; and (iii) all computer software development tools, files, records and data, all media on which any of the foregoing is recorded and all documentation related to any of the foregoing throughout the world.

         To my knowledge, there has been no fraudulent act in any of the patent applications listed above.

         To my knowledge, USDR Aerospace, Ltd. owns, free and clear of any lien, the intellectual property used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company as reasonably expected to be operated and conducted in the future, including, without limitation, as contemplated under the Memorandum of Understanding with Lufthansa. USDR Aerospace, Ltd. has not previously granted to any person or entity nor has the Company authorized any person or entity to retain, any rights in the Company's Intellectual Property.

                                   Sincerely,

                                   /s/ Gaddy Wells

                                   Gaddy Wells
                                   General Counsel

                                 Schedule 5.3(b)

  Outstanding Options, Warrants and Other Commitments to Issue Shares of Common
              Stock of Caring Products International, Inc. ("CPI")

                  The following options, warrants and commitments to issue shares of CPI common stock are issued and outstanding:

Options
-------

No. of Shares     Exercise Price   Expiration Date   Holder(s)
-------------     --------------   ---------------   ----------

5,430             $1.875           5/3/03            Various former employees
                                                     and advisory board members
1,125             $5.00            8/27/02           Susan A. Schreter

Warrants

1,875             $5.00            1/31/04           Joan Lundgren
750               $1.875           1/31/04           Ivan Pivko
550               $1.875           1/31/04           Joan Lundgren
500               $1.875           5/4/03            Joan Lundgren
17,500            $6.00            12/15/02          Publicly traded and issued
                                                     in connection with public
                                                     offering

Other Commitments to Issue Sharers of CPI Common Stock

CPI has entered into various consulting agreements (as identified in Schedule 5.19) pursuant to which it has agreed to issue an aggregate of 5,000,000 shares of CPI common stock to the consultants named therein under the CPI 2001 Employee Stock Compensation Plan, which plan has been registered on Form S-8 filed with the Securities and Exchange Commission.

                                  Schedule 5.11

                                    CPI Taxes

The Company has not yet filed its tax returns for fiscal 2001. The company is delinquent in filing its Annual Report with the State of Delaware and has not paid the franchise taxes as per such report.

                                  Schedule 5.19

                                  CPI Contracts

Caring Products International, Inc. ("CPI") is a party to the following contracts and agreements:

1. Agreement with CPI's transfer agent, Madison Stock Transfer.

2. Warrant Agreement with The Bank of Nova Scotia Trust Company of New York, dated as of December 9, 1997, relating to the publicly traded warrants of CPI.

3. Consulting Agreement, dated May 15, 2002, with Richard A. Wall pursuant to which CPI has agreed to issue 1,000,000 shares of its common stock in payment of services.

4. Consulting Agreement, dated May 15, 2002, with Stephen M. Kerr pursuant to which CPI has agreed to issue 562,500 shares of its common stock in payment of services.

4. Consulting Agreement, dated May 15, 2002, with Ralph O. Olson pursuant to which CPI has agreed to issue 562,500 shares of its common stock in payment of services.

6. Consulting Agreement, dated May 15, 2002, with Virgilio Nicolodi pursuant to which CPI has agreed to issue 625,000 shares of its common stock in payment of services.

7. Consulting Agreement, dated May 15, 2002, with Timothy L. Stoakes pursuant to which CPI has agreed to issue 1,000,000 shares of its common stock in payment of services.

8. Consulting Agreement, dated May 15, 2002, with Paolo Rizzi pursuant to which CPI has agreed to issue 1,000,000 shares of its common stock in payment of services.

9. Consulting Agreement, dated May 15, 2002, with Peter Lynch pursuant to which CPI has agreed to issue 250,000 shares of its common stock in payment of services.